Contact:	BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.ballyfitness.com
Investors: Janine Warell, (773) 864-6897
Media: Matt Messinger, (773) 864-6850
Additional Investor Contacts:
Jeanne Carr/Dan Burch, of MacKenzie Partners
(212) 929-5916 / (212) 929-5748
FOR IMMEDIATE RELEASE
BALLY FILES COUNTERCLAIM AGAINST PARDUS AND LIBERATION SEEKING
DECLARATION AS TO WHETHER DISSIDENTS HAVE TRIGGERED ITS
STOCKHOLDER RIGHTS PLAN
Litigation Follows Breakdown in Settlement Discussions; Company Responds to Claims in Pardus’
Most Recent Letter to Bally Shareholders
CHICAGO, January 10, 2006 - Bally Total Fitness (NYSE: BFT), the nation’s leader in health and fitness, today announced that, after engaging in extensive settlement negotiations with hedge fund Pardus European Special Opportunities Master Fund L.P. and its principals, settlement negotiations have broken down over their unacceptable demands, forcing the Company to seek legal remedies.
Bally said that it has made a sincere effort to avoid engaging in a proxy contest with Pardus and Liberation, another hedge fund engaged in a proxy contest with Bally. Bally said that despite its attempts to respond to Pardus by adding two of Pardus’ nominees to the Bally slate, it has now determined that it must take appropriate legal action to protect the rights of its other shareholders in light of increasing evidence that Pardus and Liberation are working together to wrest control of the Company without paying a control premium.
“The independent directors on Bally’s Board have taken extraordinary steps to reach an agreement with Pardus and Liberation, including meeting with the principals of Pardus on two separate occasions,” said John W. Rogers, Jr., Bally Board member and Chairman and CEO of Ariel Capital Management LLC, speaking on behalf of the Company. “Despite Bally offering Pardus exceedingly fair proposals, Pardus has not shown any willingness to reach a settlement with the Company unless their ultimatums are accepted, and have recently indicated no further interest in discussions. As a result, the Board has come to the unanimous conclusion that Pardus and Liberation are only interested in advancing their own interests in gaining effective control of the Board and its strategic alternatives process. We were left with no choice but to pursue legal actions to protect the interests of all shareholders.”
In responding to Pardus’ most recent letter released today, Bally commented, “It’s apparent from the increasingly shrill tone and misleading statements in Pardus’ new filing that they are engaging in a futile attempt to portray themselves as something other than self serving. Their latest attempt to frighten shareholders into believing that triggering Bally’s pill could result in the Company filing for bankruptcy is a blatant falsehood.

“Any triggering of the Rights Plan would be a result of Pardus and Liberation’s undisclosed concerted actions to seize control. And while the triggering of the Rights Plan would dilute Pardus and Liberation, it would inure to the financial benefit of every other stockholder and would not adversely affect the Company’s overall financial position.
“Additionally, to characterize prospects for the Pill triggering as management’s desire to further entrench itself is simply ludicrous. The fact is that they and their allies at Liberation would be the only stockholders hurt by the Pill triggering, which is ironic, since it would be their clandestine attempt to gain control of Bally’s Board and strategic process that could be the Pill triggering factor.”
Bally’s Shareholder Rights Plan, which will expire on July 15, 2006 unless it is ratified by shareholders prior to that time, was put in place to preserve the rights of all Bally shareholders and thwart would-be acquirers from seizing control of the Company without paying a premium.
Bally said it has filed a counterclaim in the previously disclosed proceeding initiated by Liberation in the Delaware Court of Chancery concerning the validity of the Company’s Stockholder Rights Plan. In its counterclaim, brought against Pardus as well as Liberation and their principals and Donald Kornstein, the Company seeks a declaration by the court as to whether Pardus and Liberation have undisclosed agreements, arrangements or understandings with respect to their Bally stock which might result in Bally’s Stockholder Rights Plan being triggered. As previously announced, Kornstein is Liberation’s long term loyalist and suggested candidate on Pardus’ slate.
Bally’s allegations as to the two hedge funds operating as a group include:
•	Following Federal proxy litigation, Liberation belatedly admitted facts pointing to the existence of their group action with Pardus, including the fact that Don Kornstein, one of Pardus’ director nominees, was suggested as a possible candidate by Mr. Pearlman. Pardus also belatedly admitted this fact in its SEC filings.

•	During the 17 years of their acquaintance, Mr. Pearlman and Mr. Kornstein have been involved in several business relationships, including each retaining the other as advisors in various situations.

•	Liberation abandoned its stated intention to slate its own candidates, and decided not to run any directors after Pardus accepted Liberation’s suggestion that they include Kornstein, Pearlman’s old friend and colleague, on Pardus’ slate. Yet incredibly, Liberation stated in its securities filings that it had not decided whether or not it will vote for Kornstein, its former nominee, its current investor, and the longtime crony of its principal, whom Liberation itself “suggested” to Pardus.

•	Liberation, in soliciting support for its stockholder proposal has also sought to solicit the authority to vote for the Pardus slate. Its proxy card includes only the Pardus nominees. Moreover, Pearlman has openly called stockholders and even Bally’s sitting directors, urging them to vote for Pardus’ candidates.

•	On its proxy card, Pardus has sought discretion from stockholders to allow Pardus to vote for the Liberation proposals.
The Company also announced that it has filed a notice of appeal with the U.S. Court of Appeals for the Third Circuit asking it to reverse the decision of the U.S. District Court for the District of Delaware that the merits of the parties’ “good faith dispute” concerning whether Liberation and Pardus were acting as a “group” did not need to be resolved in advance of the upcoming annual meeting of stockholders merely because Liberation has now disclosed Bally’s allegations. Bally believes that the law requires that Liberation and Pardus advise shareholders of the fact of any arrangement, understanding or agreement they have entered into concerning the solicitation and voting of proxies. Bally believes that stockholders are entitled to know before they vote which insurgents are the actual sponsors of the candidates and proposals, what power these insurgents hold collectively, as well as how these dissidents intend to wield that power. Bally will urge the Court of Appeals to decide this issue in advance of the annual meeting.
Bally further disclosed that its action for declaratory judgment in the Delaware Court of Chancery is ongoing against Emanuel Pearlman and his hedge fund, Liberation, in which it has asked the court to confirm that Liberation’s stockholder proposal violates both Section 141(a) of the Delaware General Corporation Law and the Company’s Certificate of Incorporation. The Company said if Liberation’s proposal is adopted by the required 75% vote at the annual shareholders meeting, it intends to call upon the Chancery Court to invalidate the proposal.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
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